Exhibit 3.17

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa. C.S.)

	X Business-stock (§ 1306)	— Management (§ 2703)
Entity Number	— Business-nonstock (§ 2102)	— Professional (§ 2903)
3165779	— Business-statutory close (§ 2303)	— Insurance (§ 3101)
— Cooperative (§ 7102)

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate for profit, hereby states that:

1.	The name of the corporation (corporate designator required, i.e., “corporation”, “incorporated”, “limited”, “company”, or any abbreviation. “Professional corporation” or “PC”):

EDMC Aviation, Inc.

2.	The (a) address of this corporation’s current registration office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

Allegheny County

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized: 1,000 NPV

5.	The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Belinda Schory

600 N. 2nd Street, Suite 500

Harrisburg, PA 17101

6.	The specified effective date, if any

                                         month/day/year hour, if any

7.	Additional provisions of the articles, if any, attach an 8 1/2 by 11 sheet.

8.	Statutory close corporation only. Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

9.	Cooperative corporations only. Complete and strike out inapplicable term:

The common bond of membership among its members/shareholders is:                     .

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this 29th day of August, 2003.

/s/ Belinda Schory
Signature

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